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                                     EXHIBIT 6.1

                                ACQUISITION AGREEMENT

AGREEMENT dated November 2,1998, by, between and among ALPHA BETA HOLDINGS, LTD., a company incorporated under the laws of the state of Colorado (hereinafter referred to as "Alpha"), MDU COMMUNICATIONS INC., a company incorporated under the laws of Canada (hereinafter referred to as "MDU") and those certain parties listed on Exhibit "A" attached hereto, each of whom is a stockholder of MDU (individually referred to as a "Seller" and collectively referred to as the "Sellers'),

WHEREAS, the Sellers own a total of 5,213,835 common shares with no par value of MDU (the "MDU Shares") which constitute ONE HUNDRED (100%) percent of the issued and outstanding common shares of MDU; and

WHEREAS, the Sellers desire to sell and Alpha desires to purchase ONE HUNDRED (100%) percent of such MDU Shares;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1.    PURCHASE AND SALE

Each Seller hereby agrees to sell, transfer, assign and convey to Alpha and Alpha hereby agrees to purchase and acquire from the Sellers, ONE HUNDRED (100%) percent of MDU Shares, solely in exchange for voting common stock of Alpha as set forth in Section 2 hereof, in a transaction intended to qualify as a reorganization pursuant to Section 368(a)(1)(B) of the INTERNAL REVENUE CODE OF 1986, as amended (the "Code").

2.    PURCHASE PRICE

The aggregate purchase price to be paid by Alpha to the Sellers for the MDU Shares shall be 5,213,835 shares of voting common shares with no par value of Alpha (the "Alpha Shares"), based on an exchange ratio of one share of MDU Shares for one share of Alpha Shares at a deemed value of US$0.01 per Alpha Share.

3.    CLOSING

(a) The Closing for the acquisition of the stock purchase contemplated hereunder pursuant to this Agreement (the "Closing") shall be held at the office of Maitland & Company on November 9, 1998 at Suite 700, 625 Howe Street, Vancouver, British Columbia, Canada V6C 2T6, or at such other date and time agreed to by the parties in writing on two days written notice.

(b) At the Closing, Alpha will notify its transfer agent to deliver to each of the Sellers a certificate of the Alpha Shares evidencing his ownership thereof, in accordance with the amounts specified in Exhibit "A" attached hereto, free and clear of any liens or encumbrances of any kind, which certificate shall contain the restrictive legend specified in Section 12 hereof, and each of the Sellers will deliver to Alpha a certificate evidencing all of the MDU Shares owned by him, together with a stock power, endorsed in blank.

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4.    WARRANTIES AND REPRESENTATIONS OF MDU AND SELLERS

In order to induce Alpha to enter into the Agreement and to complete the transaction contemplated hereby, MDU and each of the Sellers warrants and represents to Alpha as of the date hereof and as of the Closing that:

(a) ORGANIZATION AND STANDING. MDU is a corporation duly organized, validly existing and in good standing under the Laws of Canada, is qualified to do business as a foreign corporation in every province, state or jurisdiction in which it operates, as set forth in Exhibit "B-1" attached hereto, to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted, and to own and operate its assets, properties and business. Attached hereto as Exhibit "B-2" is a true and correct copies of MDU's Certificate of Incorporation and Articles and all amendments thereto. No changes thereto will be made in any of the documents described in Exhibit "B-2" before Closing.

(b) CAPITALIZATION. As of the date hereof, MDU's entire authorized equity capital consists of an unlimited number of common shares with no par value, of which 5,213,835 common shares are issued and outstanding and an unlimited number of first preference shares with no par value, of which none are issued and authorized. As of the Closing, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which MDU or each Seller is bound, calling for the issuance of any additional common shares or any other voting or equity security of MDU. All of such MDU Shares have been duly authorized, are validly issued and are fully paid and non-assessable, have no pre-emptive rights, and were issued in conformity with any applicable Federal and Provincial securities laws. The 5,213,835 issued and outstanding MDU Shares constitute ONE HUNDRED (100%) percent of the equity capital of MDU, which includes ONE HUNDRED (100%) percent of voting power, right to receive dividends, when and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

(c) OWNERSHIP OF MDU SHARES. As of the date hereof, the Sellers are the sole owners of the MDU Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the MDU Shares have not been registered under the SECURITIES ACT OF 1993, as amended (the "1933 Act"), or any applicable state or provincial securities laws. By the transfer of the MDU Shares pursuant to this Agreement, Alpha will thereby acquire good and marketable title to all of the capital stock of MDU, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the MDU Shares will not have been registered under the 1933 Act, or any applicable state or provincial securities laws.

(d) TAXES. MDU has filed all Federal, provincial and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay


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      or accrue will not have a Material Adverse Effect on MDU. Such returns have been prepared in accordance with the applicable material tax laws, rules and regulations thereunder to which MDU is subject and MDU has delivered a true and complete copy of all such tax returns to Alpha.

(e) NO PENDING ACTIONS. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting MDU, or against MDU Officers or Directors or the Sellers arising out of the operations of MDU that are reasonably likely to have a Material Adverse Effect on MDU, except as described in Exhibit "C" attached hereto. MDU is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services. Neither MDU nor any Seller is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

(f) GOVERNMENTAL REGULATION. No approval of any trade or professional association or agency of government other than as set forth on Exhibit "D" attached hereto, is required for any of the transaction effected by this Agreement.

(g) OWNERSHIP OF ASSETS. Except as set forth in Exhibit "E", Alpha has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in receivables, books and records and all other property and rights of every kind and nature owned or held by MDU as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by the Agreement; nor, except in the ordinary course of its business, has MDU disposed of any such asset since the date of the most recent balance sheet described in Section 4(o) of this Agreement.

(h) NO INTEREST IN SUPPLIERS, CUSTOMERS, LANDLORDS OR COMPETITORS. Neither any Seller nor any member of his family have any interest of any nature whatever in any supplier, customer, landlord or competitor of MDU.

(i) NO DEBT OWED BY MDU TO SELLERS. Except as set forth in Exhibit "F", MDU does not owe any money, securities, or property to any Seller or any member of his family or to any company controlled by such a person, directly or indirectly.

(j) CORPORATE RECORDS. All of MDU's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of MDU are up-to-date, complete and reflect accurately and fairly the conduct of its business


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      in all material respects since its date of incorporation. All material reports, returns and statements currently required to be filed by MDU, with respect to the business and operations of MDU, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.

(k) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to MDU in connection herewith, contain any materially misleading statement, or omit any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

(l) Validity of the Agreement. All corporate and other proceedings required to be taken by the Seller and by MDU in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by each Seller and by MDU, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of the Agreement will not result, or with the passage of time or notice, will not result, in the breach of any of the terms or conditions of, or constitute a default under or violate MDU's Certificate of Incorporation or Articles, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which MDU or the Sellers are a party or are bound, nor will such execution and delivery violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body to which MDU or any Seller is a party or is bound; and there are no restrictions which would prevent MDU from conducting its business after the Closing as a wholly-owned subsidiary of MDU.

(a) ENFORCEABILITY OF THE AGREEMENT. This Agreement and the Exhibits hereto which are incorporated herein and made a part hereof, when duly executed and delivered, will be the legal, valid and binding obligations of MDU enforceable according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the Closing, Alpha will have acquired title in and to the MDU Shares free and clear of all claims, liens and encumbrances.

(n) ACCESS TO BOOKS AND RECORDS. Alpha will have full and free access to MDU's books during the course of this transaction prior to Closing, during regular business hours.

(o) COMPLIANCE WITH LAWS; ENVIRONMENTAL OR OTHER RELATED MATTERS. MDU operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. MDU is not knowingly in violation of any Federal, Provincial, local or foreign law, ordinance or regulation or any governmental order applicable to MDU, or by which any of its properties is subject, bound or affected, other than those violations the existence of which will not have any Material Adverse Effect on MDU. There is no governmental order outstanding against MDU (nor, to the best knowledge of MDU, threatened to be issued) that will or would have a Material Adverse Effect on MDU. Except


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      as disclosed herein, MDU currently holds (and at the Closing will hold)
      all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities, whether Federal, provincial, local or foreign (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the business, and all of the Permits are now and at the Closing will be in full force and effect. Exhibit "G", annexed hereto and made a part hereof, contains a list of all material Permits and all material applications for Permits relating to MDU and its business. MDU has not received and has no reason to believe it will receive any notice that any governmental authority is considering revoking, cancelling, rescinding, materially modifying or refusing to renew any of the Permits. Except as otherwise disclosed herein, there is no existing practice, action or plan of MDU and no existing condition of the assets of MDU that may give rise to any civil or criminal liability under, or violate or prevent compliance with, any environmental health or occupational safety or other applicable statute, regulation, ordinance, decree or Permit other than those practices, actions, plans and conditions the existence of which will not have a Material Adverse Effect. Exhibit "H" identifies all Permits that require consent, notification or other action to remain in full force and effect following the consummation of the transaction contemplated hereby.

5.    WARRANTIES AND REPRESENTATIONS OF ALPHA

In order to induce the Sellers and MDU to enter into this Agreement and to complete the transaction contemplated hereby, Alpha warrants and represents to MDU and each Seller that:

(a) ORGANIZATION AND STANDING. Alpha is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado is qualified to do business as a foreign corporation in every other state in which it operates as set forth in Exhibit "I-1" attached hereto, to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "I-2" is a true and correct copy of Alpha Certificate of Incorporation, By-Laws and all amendments thereof. No changes thereto will be made in any of the documents described in Exhibit "I-2" at or before the Closing, except as provided in subsection 5(b)(ii) hereof.

(b)   CAPITALIZATION.

      (i) As of the date hereof, Alpha's entire authorized equity capital consists of 50,000,000 shares of common stock with no par value (the "Alpha Shares") and 5,000,000 shares of non-voting preferred stock with no par value (the "Alpha Preferred Shares"), of which 4,007,500 Alpha Shares and no Alpha Preferred Shares are currently issued and outstanding. All of such Alpha's Common and Preferred Shares issued and outstanding at the Closing have been duly authorized, validly issued and are fully paid and non-assessable, have no preemptive rights and were issued in compliance with all Federal and state securities laws. The relative rights and preferences of Alpha's equity securities are set forth in Alpha's Certificate of Incorporation and Alpha's By-Laws and any amendments thereto. There are no other voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants,


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               calls, options, rights, commitments or agreements by which Alpha is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, including, without limitation, those described in Section 5(b)(ii) hereof.

      (ii) The By-Laws of Alpha provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of Alpha. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of Alpha.

(c) OWNERSHIP OF SHARES. By Alpha's issuance of the Alpha Shares to the Sellers pursuant to this Agreement, each Seller will at the Closing thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except that such Alpha Shares will not have been registered under the 1933 Act and accordingly certain hold periods may be applicable in the United States and for any Seller who is a resident of British Columbia there exists a restriction on the resale of the Alpha Shares in British Columbia for a period of 12 months from the date Alpha becomes a "reporting issuer" in British Columbia within the meaning of the BRITISH COLUMBIA SECURITIES ACT (the "B.C. Act"). As of the Closing Alpha will not be a "reporting issuer" in British Columbia.

(d) SIGNIFICANT AGREEMENTS. Alpha is not and will not at Closing be bound by any of the following, other than where already disclosed in any other exhibit, unless specifically listed in Exhibit "J" hereto:

      (i)      employment, advisory or consulting contract and has no employees;

      (ii)     any plan providing for employee benefits of any nature;

      (iii)    any lease with respect to any property or equipment;

      (iv) any contract or commitment for any future expenditure in excess of $1,000;

      (v) any contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

      (vi) any contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in the Agreement or in Alpha's Financial Statements; or

      (vii) any agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the execution and delivery of this Agreement.


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(e)   TAXES. Alpha has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which Alpha is subject. To Alpha's knowledge, there is no audit or threat of any audit of any tax return for any period, and Alpha knows of no basis for the assertion of any additional taxes of any kind.

(f) ABSENCE OF LIABILITIES. At and as of the Closing Date, Alpha will have no liabilities of any kind or nature, fixed or contingent, except for (i) the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which Alpha agrees to be solely responsible and to pay in full at or before the Closing, and (ii) the transactions described in subsections 5(b)(ii) and 8(c) hereof.

(g) NO PENDING ACTIONS; SECURITIES ISSUANCE. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Alpha, or against any of Alpha's officers or directors and arising out of their operation of Alpha that are reasonably likely to have a Material Adverse Effect on Alpha and Alpha has not violated any law, ordinance or regulation of any kind whatever, including, but not limited to the 1933 Act, the 1934 Act, the rules and regulations of the SEC, or the securities laws and regulations of any state or province. Alpha is not subject to any order, writ, judgement, injunction, decree, determination or aware of any court, arbitration or administrative, governmental or regulatory authority or body. All of Alpha's common stock issued and outstanding at the Closing will have been issued in compliance with all Federal and state securities laws. Alpha is not an investment company as defined in the securities laws. Alpha is not required to file reports pursuant to either Section 13 or 15(d) of the 1934 Act.

(h) CORPORATE RECORDS. All of Alpha's books and records, including without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All of said books and records will be delivered to Alpha's new directors at the Closing.

(i) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to MDU or the Sellers in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts herein set forth not materially misleading.

(j) VALIDITY OF THE AGREEMENT. All corporate and other proceedings required to be taken by Alpha in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by Alpha and constitutes a valid, binding and enforceable obligation of Alpha, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement will not result, or, with the passage of time or notice, will not result, in the breach of any of the terms


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      or conditions of, or constitute a default under or violate Alpha's
      Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Alpha is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

(k) ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable obligations of Alpha according to its terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the time of such execution and delivery, the Sellers will have acquired good marketable title in and to the Alpha Shares acquired pursuant hereto, free and clear of all liens and encumbrances, other than the restrictions applicable under the 1933 Act and the B.C. Act.

(l) ACCESS TO BOOKS AND RECORDS. MDU and the Sellers will have full and free access during regular business hours and on reasonable prior notice to Alpha's books and records during the course of this transaction prior to and at the Closing.

(m) ALPHA'S FINANCIAL STATEMENTS. At or before the Closing, Alpha will provide MDU and the Sellers with its audited financial statements as of September 30, 1996, September 30, 1997 and September 30, 1998 (the "Alpha Financial Statements"). The Alpha Financial Statements and the notes thereto are true, complete and accurate and fairly present the consolidated assets, liabilities and financial condition of Alpha as at the dates thereof, in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Alpha does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected in the Alpha Financial Statements.

(n) ALPHA'S FINANCIAL CONDITION. At the Closing, and after consummation of all of the transactions contemplated hereby, Alpha will have no material assets or liabilities.

(o) DIRECTORS' AND STOCKHOLDER APPROVAL. Promptly upon the execution and delivery of this Agreement, but in any event, on or before the Closing, Alpha's Board of Directors, and its shareholders, if required, by meeting or consent, will have approved this Agreement, and all matters set forth herein as conditions precedent to the consummation by the Sellers of the Closing hereunder.

(p) CONSENTS. Except as described in Section 8 hereof, no consent of any person is necessary to the consummation of the transaction contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases, other agreements, or any governmental agency.

(q) NO BROKERS. Except as set forth in paragraph 12, no broker, finder or investment broker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement.


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(r)   COMPLIANCE WITH LAWS; ENVIRONMENTAL OR OTHER RELATED MATTERS. Alpha's
      operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. Alpha is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any governmental order applicable to Alpha, or by which any of its properties is subject, bound or affected, other than those violations the existence of which will not have any Material Adverse Effect on Alpha. There is no governmental order outstanding against Alpha (nor, to the best knowledge of Alpha, threatened to be issued) that will or would have a Material Adverse Effect on Alpha. Except as otherwise disclosed herein, to the best of the knowledge of Alpha there is no existing practice, action or plan of Alpha and no existing condition of the assets of Alpha that may give rise to any material civil or criminal liability under, or violate or prevent compliance with, any environmental health or occupational safety or other applicable statute, regulation, ordinance or decree other than those practices, actions, plans and conditions the existence of which will not have a Material Adverse Effect on Alpha.

6.    SURVIVAL OF TERMS

All of the terms and condition of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered to or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties shall survive and continue for, and all claims with respect thereto shall be made prior to the end of 12 months from the Closing.

7.    THE ALPHA SHARES AND THE MDU SHARES

All of the Alpha Shares and the MDU Shares shall be validly issued, fully paid and non-assessable shares of Alpha's and MDU's respective Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the respective Certificates of Incorporation.

8.    CONDITIONS PRECEDENT TO CLOSING BY THE SELLERS

Each and every obligation of Alpha under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the
Sellers:

(a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Alpha contained in this Agreement and in all certificates and other documents delivered and to be delivered by Alpha to the Sellers pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date;


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

(b) PERFORMANCE. Alpha shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c) BOARD OF DIRECTOR AND SHAREHOLDER APPROVAL. Alpha's Board of Directors and, if required by law, its shareholders shall have approved the transactions contemplated by this Agreement, including the Reorganization, in the manner required by applicable state law and the signing officers have executed and delivered this Agreement;

(d) NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which challenges the validity or legality of the transactions contemplated hereby;

(e) PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement by Alpha, and all documents incident thereto, shall be reasonably satisfactory to the Sellers and their counsel, and the Sellers shall have received a true, correct and complete copy of all such documents as the Sellers or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

(f) LEGAL OPINION. Alpha shall have delivered to the Sellers an opinion of counsel for Alpha, in form and substance reasonably satisfactory to each of them and their counsel (a) stating that all of the shares of Alpha's common stock issued prior to or as of the Closing, including the Alpha Shares, were issued in compliance with the applicable provisions of all Federal and state securities law and reflecting the basis for the exemption from registration of the shares of Alpha's common stock issued pursuant to Section 5(b)(ii) hereof, and (b) stating that counsel for Alpha has no knowledge of any violation of any Federal and state securities laws by Alpha and neither has any knowledge of the basis for the assertion of any claim relating thereto;

(g) CERTIFICATES. Alpha shall have furnished the Sellers with such certificates of its officers to evidence the compliance with the conditions set forth in this Agreement as may be reasonably requested by the Sellers.

9.    CONDITIONS PRECEDENT TO CLOSING BY THE ALPHA

Each and every obligation of the Sellers and MDU under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Alpha:

(a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Sellers and MDU contained in this Agreement and in all certificates and other documents delivered and to be delivered by the Sellers and MDU to Alpha pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date;

(b) PERFORMANCE. The Sellers and MDU shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing;

(c) SHAREHOLDER APPROVAL. The Sellers shall have executed and delivered this Agreement;

(d) NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which challenges the validity or legality of the transactions contemplated hereby;

(e) PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement by the Sellers and MDU, and all documents incident thereto, shall be reasonably satisfactory to Alpha and its counsel, and Alpha shall have received a true, correct and complete copy of all such documents as Alpha or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

(f) CERTIFICATES. The Sellers shall have furnished Alpha with such certificates to evidence the compliance with the conditions set forth in this Section 9 as may be reasonably requested by Alpha;

(g) LEGAL OPINION. The Sellers and MDU shall have delivered to Alpha an opinion of counsel for MDU, in form and substance reasonably satisfactory to Alpha and its counsel stating that (a) MDU is duly organized and validly existing under the laws of Canada and is in good standing with the Office of the Director of Companies of Canada; (b) all necessary steps and corporate proceedings have been taken to permit the MDU Shares to be duly and validly transferred to and registered in the name of Alpha or its nominees; (c) the number of authorized and issued shares in the capital of MDU are as warranted by the Sellers and all issued shares are duly authorized, validly issued and outstanding as fully paid and nonassessable; and (d) that counsel for MDU has no knowledge of any violation of any provincial securities laws by MDU and neither has any knowledge of the basis for the assertion of any claim relating thereto; and

(h) NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect with respect to MDU and Alpha shall have received a certificate of MDU and the Sellers to such an effect, signed by a duly authorized officer of MDU and by the Sellers.

10.   TERMINATION

This Agreement may be terminated at any time before or at Closing by:

(a)   The mutual agreement of the parties;

(b)   Any party if:

      (i) any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

      (ii) any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

Upon the termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this Section, each said party shall bear all of its own costs and expenses and no party shall be liable to the other.

11.   POST CLOSING ITEMS

(a) Following the Closing, Alpha will change its name to "MDU Communications International Inc.". The parties agree to take all steps as are necessary or appropriate to effectuate such change of name.

(b) Within 10 days after the Closing, Alpha shall file with the Securities and Exchange Commission and any state security regulatory authority such forms as are required under applicable Federal and state securities laws in connection with the transactions contemplated under this Agreement.

12.   ENTIRE AGREEMENT; WAIVER OF BREACH

This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding among them in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of an subsequent breach or condition of a like or different nature.

13.   NO THIRD PARTY BENEFICIARIES

The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary or, or have any rights by virtue of this Agreement.

14.   ASSIGNMENT; BINDING EFFECT

This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective permitted assigns, transferees, successors and heirs of the parties. This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of all other parties.

15.   MATERIAL ADVERSE EFFECT

As used in this Agreement, "Material Adverse Effect" with respect to a party means any change in, or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business result of operations, prospects or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and its Subsidiaries, taken as a whole.

16.   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, determined without regard to its conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in Colorado, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of such federal or state court in Colorado in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement.

17.   COUNTERPARTS

This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

18.   SEVERABILITY

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

19.   RESTRICTIVE LEGEND

Each certificate representing shares of Alpha Common Stock being issued to the Sellers shall bear the following legend in addition to such other restrictive legends as may be required by law or as mutually agreed by all parties hereto:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to the company, that such registration is not required under the Act and any applicable state securities laws."

20.   NUMBER AND GENDER

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

21.   EXPENSES; TRANSFER TAXES, ETC.

Whether or not the transaction contemplated by this Agreement shall be consummated, each party agrees that all fees and expenses incurred by each of them in connection with this Agreement shall be borne by each of them respectively, and no party shall be liable for the expenses of any other party hereunder.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

ALPHA BETA HOLDINGS LTD.,
by its Authorized Signatory:

/s/ Joe Cheung
----------------------------------
Signature
Print Name:  JOE CHEUNG
            ----------------------


MDU COMMUNICATIONS LTD.,
by its Authorized Signatory:

/s/ Douglas J. Irving
----------------------------------
Signature
Print Name: DOUGLAS J. IRVING
            ----------------------


SELLERS:

567780 B.C. LTD.,
by its Authorized Signatory:


/s/ Douglas J. Irving
----------------------------------
Signature
Print Name: DOUGLAS J. IRVING
            ----------------------

571324 B.C. LTD.,
by its Authorized Signatory:

/s/ Tony Tanti
----------------------------------
Signature
Print Name: TONY TANTI
            ----------------------


504322 B.C. LTD.,
by its Authorized Signatory:

/s/ Douglas J. Irving
----------------------------------
Signature
Print Name: DOUGLAS J. IRVING
            ----------------------


565423 B.C. LTD.,
by its Authorized Signatory:

/s/ Gary Monaghan
----------------------------------
Signature
Print Name: GARY MONAGHAN
            ----------------------


ANDREOLA HOLDINGS LTD.,
by its Authorized Signatory:

/s/ Paul Andreola
----------------------------------
Signature
Print Name: PAUL ANDREOLA
            ----------------------


GLEESON ENTERPRISES LTD.,
by its Authorized Signatory:

/s/ Patrick J. Gleeson
----------------------------------
Signature
Print Name: PATRICK J. GLEESON
            ----------------------


571321 B.C. LTD.,
by its Authorized Signatory:

/s/ Douglas J. Irving
----------------------------------
Signatory:
Print Name: DOUGLAS J. IRVING
            ----------------------

EXECUTED ON BEHALF OF
GOLDEN CAPITAL SECURITIES LTD.,
by Attorney, in fact and in law, Douglas Irving:

/s/ Douglas J. Irving
----------------------------------
Signature   DOUGLAS J. IRVING


EXECUTED ON BEHALF OF
WISTARIA TRUST by Moore Stephens
International Services (BVI) Limited

/s/ Douglas J. Irving
----------------------------------
Signature
Print Name: DOUGLAS J. IRVING
            ----------------------


EXECUTED ON BEHALF OF
Scott Lesage, Peter Hewlett, Andrew
Fitzpatrick, Bruno Benedet, John Dekam,
Les Porter, Robert Overland, Mario Dalla Zanna,
Arni Johannson I, Robert Philips, Vera Deane,
Arthur Griffiths and Arni Johannson, by Attorney, in fact and in law, Douglas Irving:


/s/ Douglas Irving
----------------------------------
Signature    DOUGLAS IRVING
            ----------------------

                                     EXHIBIT "A"

                                 SHAREHOLDERS OF MDU

                                         NUMBER OF                NUMBER OF
NAME AND ADDRESS                         MDU SHARES               ALPHA SHARES
----------------                         ----------               ------------
567780 B.C. Ltd.                           694,640                  694,640
571321 B.C. Ltd.                           694,640                  694,640
504322 B.C. Ltd.                            50,020                   50,020
565423 B.C. Ltd.                           694,640                  694,640
Andreola Holdings Ltd.                     694,640                  694,640
Gleeson Enterprises Ltd.                   694,640                  694,640
571324 B.C. Ltd.                           694,640                  694,640
Moore Stephens International
Services (BVI) Limited,
ITF Wistaria Trust                         694,640                  694,640
Golden Capital Securities Ltd.              50,000                   50,000
Scott Lesage                                 6,667                    6,667
Peter Hewlett                               13,333                   13,333
Andrew Fitzpatrick                          16,667                   16,667
Bruno Benedet                               16,667                   16,667
John Dekam                                   6,667                    6,667
Les Porter                                   6,667                    6,667
Robert Overland                              6,667                    6,667
Mario Dalla Zanna                           16,667                   16,667
Arni Johannson I                            16,667                   16,667
Arthur Griffiths                            60,000                   60,000
Arni Johannson                              70,000                   70,000
Robert Phillips                              7,333                    7,333
Vera Deane                                   7,333                    7,333

TOTAL:                                   5,213,835                5,213,835

ALL C/O THE FOLLOWING ADDRESS:

Wilson Danderfer Banno & Mitchell
Barristers & Solicitors
1450 - 1075 West Georgia Street
Vancouver, B.C.
V6E 3C9

Attention: Miles Alperstein

                                    EXHIBIT "B-1"

                               CORPORATE REGISTRATIONS

                                   British Columbia

                                    EXHIBIT "B-2"

                   CERTIFICATE OF INCORPORATION AND ARTICLES OF MDU

                                     SCHEDULE "B-2"

                                        [LOGO]

CERTIFICATE
OF INCORPORATION

CANADA BUSINESS
CORPORATIONS ACT






MDU COMMUNICATIONS INC.




----------------------------------------------
NAME OF CORPORATION - DENOMINATION DE LA SOCIETE




I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the CANADA BUSINESS CORPORATIONS ACT.



/s/ [ILLEGIBLE]


DIRECTOR - DIRECTEUR





CERTIFICAT
DE CONSTITUTION

LOI CANADIENNE SUR
LES SOCIETES PAR ACTIONS






342357-3




----------------------------------------------
CORPORATION NUMBER - NUMERO DE LA SOCIETE



Je certifie que la societe susmentionnee, dont les statuts constitutifs sont joints, a ete constituee en societe en vertu de la LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS.





MARCH 26, 1998/LE 26 MARS 1998


DATE OF INCORPORATION - DATE DE CONSTITUTION


[LOGO]

          Industry and Science Canada
          Canada Business                                 FORM 1
          Corporations Act                     ARTICLES OF INCORPORATION
                                                       (SECTIONS 6)

--------------------------------------------------------------------------------
1    Name of Corporation

               MDU COMMUNICATIONS INC.
--------------------------------------------------------------------------------
2    The place in Canada where the registered office is to be situated

               Regional municipality of Vancouver in the Province of British Columbia

--------------------------------------------------------------------------------
3 The classes and any maximum number of shares that the Corporation is authorized to issue

               The annexed SCHEDULE I is incorporated in this form
--------------------------------------------------------------------------------
4    Restrictions, if any, on share transfers

               The annexed SCHEDULE II is incorporated in this form
--------------------------------------------------------------------------------
5    Number (or minimum and maximum number) of directors

               Minimum of 1 and Maximum of 7

--------------------------------------------------------------------------------
6    Restrictions, if any, on business the corporation may carry on

               None
--------------------------------------------------------------------------------
7    Other provisions, if any

               The annexed SCHEDULE III is incorporated in this form
--------------------------------------------------------------------------------
8    INCORPORATORS
--------------------------------------------------------------------------------
NAME(S)                ADDRESS (INCLUDE POSTAL CODE)      SIGNATURE
--------------------------------------------------------------------------------

Miles Alperstein       4700 Camlann Court                 /s/ Miles Alperstein
                       Richmond, BC V7C 4S1
--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                Filed
Corporation No.

                342357-3                        MAR 26 1998
--------------------------------------------------------------------------------

                                      SCHEDULE I

3. The classes and any maximum number of shares that the Corporation is authorized to issue:

(1) an unlimited number of common shares, the holders of which are entitled to vote at all meetings of shareholders, to receive dividends and to receive the remaining property of the corporation upon dissolution; and

(2) an unlimited number of First Preference Shares, issuable in series, to which are attached, as a class, the following rights, restrictions, conditions and limitations:

1. The First Preference Shares may at any time and from time to time be issued in one or more series, to consist of such numbers of shares as may, before issuance of such series, be fixed by the directors by Articles of Amendments in accordance with the procedure set forth in the Canada Business Corporations Act (the "Act") respecting the issuance of shares in series;

2. The directors of the Corporation may (subject to the limitations set forth herein and in the Act) fix by Articles of Amendment in accordance with the procedure set forth in the Act respecting the issuance of shares in series and, prior to the issuance of any shares of a particular series of First Preference Shares authorized to be issued, the designation, rights, privileges, restrictions and conditions to attach to the First Preference Shares of that particular series, including, without limiting the generality of the foregoing, the rate of preferential dividends and whether or not the same shall be cumulative, the dates of payment thereof, the rights, if any, to participate in further dividends and other distributions made by the Corporation, the redemption price and terms and conditions of redemption, including the rights, if any, of the holders of the First Preference Shares of such series to require the redemption thereof, the voting rights and conversion rights, if any, and any redemption fund, purchase fund or other provisions to be attached to the First Preference Shares of such series;

3.    If any amount:

      (a) of cumulative dividends, whether or not declared, or declared non-cumulative dividends; or

      (b) payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

in respect of shares of a series of First Preference Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of the First Preference Shares in respect of:

      (c) all accumulated dividends, whether or not declared, and all declared noncumulative dividends; or

      (d) all amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

as the case may be.

4. The First Preference Shares of any series may be given such preferences over, or rights to participate with, any other shares of the Corporation ranking junior to the First Preference Shares (including in respect of, but not in any way limited to, payment of dividends, repayment of capital and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs, (whether voluntary or involuntary), as may be fixed by the directors of the Corporation in the preferences, rights, conditions, restrictions, limitations and prohibitions attached to such series;

5. No preferences, rights, conditions, restrictions, limitations or prohibitions attached to a series of First Preference Shares shall confer upon the shares of that or another series of the First Preference Shares a priority in respect of:

      (a)   dividends; or

      (b) return of capital in the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes on winding-up its affairs;

over the shares of any other series of the First Preference Shares.

6. Subject to the provisions of the Act and the provisions attached to any particular series of First Preference Shares, First Preference Shares of any series, if so provided in the rights, privileges, restrictions and conditions attached to such series, may be purchased for cancellation or made subject to redemption at the option of the Corporation or the holder thereof at such time and at such price and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the First Preference Shares of such series;

7. No holder of First Preference Shares shall be entitled, as such, to any preemptive right to subscribe for the purchase or to receive any part of any issue of shares, or of bonds, debentures or other securities of the Corporation, whether now or hereafter authorized or issued; provided, however, that, notwithstanding the foregoing, if so specified in the rights, privileges, restrictions and conditions attached to a particular series of First Preference Shares authorized to be issued, the holders of such series of First Preference Shares may be given a pre-emptive rights subscribe for the purchase of or to receive all or a part of any issue of shares or of bonds, debentures or other securities of the Corporation, whether now or hereafter authorized or issued, upon such terms and conditions as may be specified in such rights, privileges, restrictions and conditions.

8. The holders of the First Preference Shares shall not, as such, have any right to vote separately as a class or series upon any proposal to amend the articles of the Corporation to:

      (a) increase any maximum number of authorized shares of any class of shares of the Corporation having rights or privileges ranking in priority to or equal with the First Preference Shares; or

      (b) effect an exchange, reclassification or cancellation of all or part of the First Preference Shares; or

      (c) create a new class of shares ranking in priority to or equal with the First Preference Shares;

provided that, notwithstanding the foregoing, if so specified in the provisions attached to a particular series of First Preference Shares authorized to be issued and subject to such limitations as may be specified therein, the Corporation shall be required to obtain the approval by special resolution or in such other manner as may be provided in such rights, privileges, restrictions or conditions, of the holders of such series of First Preference Shares to any proposal to amend the articles of the Corporation in any of the aforesaid respects.

                                     SCHEDULE II

4.    Restrictions, if any, on share transfers

      No shares of the capital of the Corporation shall be transferred without either (a) the sanction of the directors of the Corporation expressed either by a resolution or by an instrument or instruments in writing signed by a majority of the directors or alternatively (b) the sanction of the shareholders of the Corporation expressed either by a resolution or by an instrument or instruments in writing signed by the holders of a majority of the outstanding shares in the capital of the Corporation.

                                     SCHEDULE III

7.    Other provisions, if any

(a) The board of directors may from time to time, without authorization of the shareholders:

      (i)      borrow money upon the credit of the Corporation;

      (ii) issue, reissue, sell or pledge debt obligations of the Corporation;

      (iii) subject to the Canada Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

      Nothing in this subparagraph (a) limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

      The board of directors may from time to time by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer.

      For greater certainty, but without in any way limiting the powers conferred on the board of directors hereunder, for the purpose of clause (iv) of this subparagraph (a), "property" shall include and be deemed to include, without limitation, both movable and immovable property.

      The foregoing powers conferred on the directors shall be deemed to include the powers conferred on a company by Division VII of the Special Corporate Powers Act, being Chapter P-16 of the Revised Statutes of Quebec, 1977, and every statutory provision that may be substituted therefor or for any provision therein.

(b) The number of shareholders, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(c) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

                                     EXHIBIT "C"

                                   PENDING ACTIONS


                                         NONE

                                     EXHIBIT "D"

                               GOVERNMENTAL REGULATION


                                         NONE

                                     EXHIBIT "E"

                                 OWNERSHIP OF ASSETS


                                         NIL

                                     EXHIBIT "F"

                               INDEBTEDNESS TO SELLERS


                                         NIL

                                     EXHIBIT "G"

                         PERMITS AND APPLICATIONS FOR PERMITS


                                         NIL

                                     EXHIBIT "H"

                    PERMITS THAT REQUIRE CONSENT TO THIS AGREEMENT

                                    EXHIBIT "I-1"

                               CORPORATE REGISTRATIONS


                                       Colorado

                                     EXHIBIT "I-2"

                        CERTIFICATE OF INCORPORATION OF ALPHA

                                     EXHIBIT "J"

                                  MATERIAL CONTRACTS


                                         NONE